                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of RAM Energy, Inc.* (hereinafter, the "Company"), hereby severally constitute William W. Talley II, Larry E. Lee and John M. Longmire and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-1, and any amendments thereto (including post-effective amendments), and any registration statement that is to be effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering under the Securities Act of 1933 shares of the Company's Common
Stock, par value $.01 per share, and    % Senior Notes due 2008 granting unto
said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

    DATED this 17th day of December, 1997.

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
RAM ENERGY, INC.*                                   RB OPERATING COMPANY

By               /S/ LARRY E. LEE                   By               /S/ LARRY E. LEE
-------------------------------------------------   -------------------------------------------------
Larry E. Lee                                        Larry E. Lee
President and Chief Executive Officer and Director  President and Chief Executive Officer and Director
(Principal Executive Officer) of RAM Energy, Inc.*  (Principal Executive Officer) of RAM Energy, Inc.*
and RB Operating Company                            and RB Operating Company

                                                    RLP GULF STATES, L.L.C.

            /S/ WILLIAM W. TALLEY II                By RAM Energy, Inc., Manager
-------------------------------------------------
William W. Talley II
Chairman of the Board and Director of RAM Energy,
Inc.* and RB Operating Company
                                                    By               /S/ LARRY E. LEE
                                                    -------------------------------------------------
                                                    Larry E. Lee
                                                    President and Chief Executive Officer and Director
                                                    (Principal Executive Officer) of RAM Energy, Inc.*
                                                    and RB Operating Company

             /S/ JOHN M. LONGMIRE                                    /S/ LARRY E. LEE
-------------------------------------------------   -------------------------------------------------
John M. Longmire                                    Larry E. Lee
Senior Vice President, Secretary, Treasurer and     President and Chief Executive Officer and Director
Chief Financial Officer (Principal Financial        (Principal Executive Officer) of RAM Energy, Inc.*
Officer and Principal Accounting Officer) of RAM    and RB Operating Company
Energy, Inc.* and RB Operating Company

             /S/ M. HELEN BENNETT
-------------------------------------------------
M. Helen Bennett
Director of RAM Energy, Inc.* and RB Operating
Company
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*   The current name of RAM Energy, Inc. is "RAMCO Operating Company" which will be changed to "RAM Energy, Inc." prior to the consummation of the offering that is the subject of this Registration Statement.